Exhibit 99.1

PRESS RELEASE | April 28, 2022 | NASDAQ:PLL

PIEDMONT LITHIUM PARTNER SAYONA ANNOUNCES A NEW LITHIUM PEGMATITE DISCOVERY AT MOBLAN IN QUEBEC

BELMONT, N.C., April 28, 2022 – Piedmont Lithium Inc. (“Piedmont”) (Nasdaq: PLL; ASX: PLL), a leading, diversified developer of lithium resources required to enable the U.S. electric vehicle supply chain, today announced that Piedmont’s partner, Sayona Mining Limited (ASX: SYA), recently reported the discovery of a new southern lithium pegmatite zone at the Moblan Lithium Project in Québec. Assay results from two holes at the newly defined Moblan South Discovery have identified lithium mineralization at shallow depth, approximately 200m south of the main Moblan deposit. Results include 5m @ 1.85% Li2O from 3.5m and 35m @ 1.62% Li2O from 27.6m in hole DDH135 as well as 6.6m @ 1.69% Li2O from 2.1m and 27.2m @ 1.53% Li2O from 22.0m in hole DDH136. Additional drill hole results are pending.

Piedmont holds an equity interest of approximately 16.5% in Sayona Mining.

Keith Phillips, President and Chief Executive Officer of Piedmont, commented “We congratulate our partners at Sayona on these very promising initial drill results from their Moblan deposit. The grade, thickness, and shallow depth of mineralization in these first two drill holes is very impressive. While Piedmont is not directly invested in the Moblan project, we are very pleased with our position as Sayona’s largest shareholder and as Sayona’s partner in the world-class Abitibi Hub lithium projects. Quebec is an ideal location for lithium hydroxide production in the future, given the province’s abundant mineral resources, low-cost hydroelectricity, and supportive provincial government.”

The statements below were prepared by, and made by, Sayona Mining.  The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont.  Sayona Mining is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements.

Sayona Mining’s original announcement can be found here.

For further information, contact:

Keith Phillips	John Koslow
President & CEO	Investor Relations
T: +1 973 809 0505	T: +1 980 701 9928
E: kphillips@piedmontlithium.com	E: jkoslow@piedmontlithium.com

About Piedmont Lithium

Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. The centerpiece of our operations, Carolina Lithium, is located in the renowned Carolina Tin-Spodumene Belt of North Carolina. Combining our U.S. assets with equally strategic and in-demand mineral resources, and minority equity investments in companies that own production assets in Quebec and Ghana, positions us to be one of the largest, lowest cost, most sustainable producers of battery-grade lithium hydroxide in the world. We will also be the most strategically located to best serve the fast-growing North American electric vehicle supply chain. The unique geology, geography and proximity of our resources, production operations and customer base, will allow us to deliver valuable continuity of supply of a high-quality, sustainably produced lithium hydroxide from spodumene concentrate, preferred by most EV manufacturers. Our diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. For more information, visit www.piedmontlithium.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona Mining and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; strategy; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont or Sayona Mining will be unable to commercially extract mineral deposits, (ii) that Piedmont’s or Sayona Mining’s  properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec and Sayona Mining, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are terms defined by the U.S. Securities and Exchange Commission (“SEC”) in Regulation S-K, Item 1300 (“S-K 1300”) as well as the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) and the Canada Securities Administrators National Instrument 43-101 Standards for Disclosure for Mineral Projects (“NI 43-101”). In Sayona Mining’s announcement, it indicates that it has prepared resources information in accordance with the standards set forth in the 2012 Edition of the JORC Code and NI 43-101. Such standards differ from the requirements of U.S. securities laws that would apply if Sayona were a reporting company in the United States. Therefore, the mineral resources reported by Sayona Mining are not comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. U.S. investors are urged to consider closely the context and nature of Sayona Mining’s disclosures in its public communications, as well as the disclosure in Piedmont’s Form 10-KT, a copy of which may be obtained from Piedmont or from the EDGAR system on the SEC’s website at http://www.sec.gov/.